UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 30, 2022

American Healthcare REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2022, our board of directors, or our Board, increased the size of our Board to ten members and appointed Scott A. Estes to fill the outstanding vacancy on our Board and serve as a director of our company and a member of the audit committee of our Board, or our Audit Committee. Mr. Estes will serve as a director until our company’s next annual meeting of stockholders and until his successor is duly elected and qualifies. Mr. Estes satisfies the independent director standards applicable to our company and, as an independent director and member of our Audit Committee, will receive the same compensation and reimbursement of expenses that our company pays to each of our independent directors and members of our Audit Committee; provided, however, that such compensation paid with respect to his service as an independent director and member of our Audit Committee until our company’s next annual meeting of stockholders shall be prorated for the term in which he serves as an independent director and member of our Audit Committee. In addition, our company and Mr. Estes entered into the standard indemnification agreement for our company’s independent directors, the form of which is filed as Exhibit 10.1 to our company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2021.

Biographical information for Mr. Estes is included below.

Scott A. Estes, 51, has served as a member of the board of trustees and audit committee chairman of JBG SMITH Properties, a New York Stock Exchange, or NYSE,-listed real estate investment trust, or REIT, located in Bethesda, Maryland that owns, operates, invests in and develops a dynamic portfolio of mixed-use properties in the high growth and high barrier-to-entry submarkets in and around Washington, D.C., since July 2017. Mr. Estes has also served as an independent director and audit committee chairman of Essential Properties Realty Trust, a NYSE-listed REIT located in Princeton, New Jersey that acquires, owns and manages primarily single-tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses, since June 2018. From January 2009 to October 2017, Mr. Estes served as Executive Vice President — Chief Financial Officer of Welltower Inc., or Welltower, a NYSE-listed, S&P 500 constituent REIT, located in Toledo, Ohio, focused on healthcare infrastructure. Mr. Estes also served as Senior Vice President and Chief Financial Officer of Welltower from March 2006 to January 2009 and as Vice President of Finance of Welltower from April 2003 to March 2006. During his tenure at Welltower, Mr. Estes was significantly involved in managing the capital allocation effort supporting the company’s rapid growth, with direct oversight of capital markets transactions which raised over $14 billion of equity capital and $10 billion of unsecured debt capital. From January 2000 to April 2003, Mr. Estes served as a Senior Equity Research Analyst and Vice President with Deutsche Bank Securities, a financial services firm, with primary coverage of the Healthcare REIT and Healthcare Services industry sub-sectors. Additionally, Mr. Estes served as a Vice President in Bank of America Securities’ equity research department, covering the Healthcare REIT and Seniors Housing sectors, from January 1998 to December 1999, and as an Associate Analyst and Assistant Vice President in Morgan Stanley’s equity research department, covering the Healthcare REIT and Healthcare Services sectors, from March 1994 to December 1997. Mr. Estes received his B.A. degree in Economics in 1993 from The College of William and Mary.

Item 7.01 Regulation FD Disclosure.

On August 31, 2022, our company issued a press release regarding the appointment of Mr. Estes as a member of our Board. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 31, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthcare REIT, Inc.
August 31, 2022
By:/s/ Danny Prosky
Name: Danny Prosky
Title: Chief Executive Officer and President